EXHIBIT 10.50

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS ***. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                               CELGENE CORPORATION

                                       AND

                               EVOTEC OAI LIMITED

                                SUPPLY AGREEMENT



*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

                                      INDEX

1        DEFINITIONS AND INTERPRETATION........................................1

2        PURCHASE AND SALE.....................................................3

3        PRICING...............................................................3

4        FORECASTS AND ORDERS..................................................4

5        SHIPMENT, INVOICES, DELIVERY..........................................5

6        PAYMENTS..............................................................7

7        TERM AND TERMINATION..................................................7

8        SUPPLY QUALITY AND SECURITY OF PRODUCT................................8

9        RECALLS..............................................................11

10       WARRANTIES...........................................................12

11       INDEMNITY............................................................12

12       FORCE MAJEURE........................................................13

13       PATENT INFRINGEMENT..................................................14

14       CONFIDENTIALITY AND INTELLECTUAL PROPERTY............................15

15       ASSIGNMENT...........................................................18

16       GOVERNING LAW........................................................18

17       WAIVER...............................................................19

18       SEVERANCE OF TERMS...................................................19

19       ENTIRE AGREEMENT/VARIATIONS..........................................19

20       NOTICES..............................................................20

21       COUNTERPARTS.........................................................20

22       REGISTRATION.........................................................21

23       INDEPENDENT CONTRACTORS..............................................21

24       COSTS................................................................21

                                        i

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

THIS AGREEMENT (hereinafter "Agreement") is made as of the 1st day of August 2004 BETWEEN:

(1) CELGENE CORPORATION, a Delaware corporation and having its business address at 7 Powder Horn Drive, Warren, New Jersey 07059, United States of America (hereinafter CELGENE).

AND

(2) EVOTEC OAI LIMITED, a company incorporated in England and whose registered office is at 151, Milton Park, Abingdon, Oxfordshire OX14 4SD, UK (hereinafter EOAI).

WHEREAS:

CELGENE is the owner of the compound known as CC-5013 and wishes to engage EOAI to manufacture for CELGENE CC-5013 from time to time, as requested by CELGENE.

NOW THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1        DEFINITIONS AND INTERPRETATION

1.1 In this Agreement and in the Appendices to this Agreement, the following words and phrases shall have the following meanings unless the context requires otherwise:

1.1.1 "Affiliate(s)" - shall mean any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly owns, is owned by or is under common ownership with, a Party to this Agreement to the extent of more then fifty percent (50%) of the equity having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by. controlling or under common control with a Party to this Agreement.

1.1.2 "Batch" - shall mean a specific quantity of Bulk Compound that is intended to have uniform character and quality, within specified limits, and is produced according to a single manufacturing order during the same cycle of manufacture.

1.1.3 "Bulk Compound" - shall mean a bulk quantity of the Compound as an active pharmaceutical ingredient that has yet to be rendered into the commercial dosage form.

1.1.4 "Business Day" - shall mean 09:00 hours to 17:00 hours on a day other than a Saturday, Sunday, English bank or ether English or US public holiday.

1.1.5 "cGMP" - means currant Good Manufacturing Practices as promulgated by the FDA as detailed in Title 21, United States Code of Federal Regulations, or when appropriate, any corresponding statutes and/or regulations of any other country's prescription pharmaceuticals regulating health authority or agency.

1.1.6    "Compound"    -    the    compound    known    as    CC-5013,     being
         3-(4-amino-1,3-dihydro-1-oxo-2H-isoindol-2-y)-2,6-piperidinedione.


*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

1.1.7 "Compound Specifications" - means the written physical and chemical specifications for the Bulk Compound referenced in Appendix 1 hereto as amended from time to time pursuant to Clause 8.5.

1.1.8 "Confidential Information" - means any information including, but not limited to, ideas, proposals, plans, know-how, reports, drawings, designs, data, discoveries, inventions, improvements, suggestions, specifications (including the Compound Specifications), products, samples, components and materials relating to the Compound and to the Product, and all information relating to the manufacture, formulations, analysis, stability, pharmacology, toxicology, pathology, clinical data, results of clinical efficacy studies, clinical effects and indications for use of the Product which a Party discloses, directly or indirectly, to the other Party, so long as such information is disclosed in writing and marked "confidential" or with a similar legend; or if verbal, is reduced to writing and marked as such within thirty (30) days of disclosure.

1.1.9 "Contract Price" - means the price par kilogram of Bulk Compound for each Batch set forth in Clause 3.1.

1.1.10 "Contract Year" - means, for the first Contract Year, the period commencing on the Effective Date and ending on 31st December 2004, and for subsequent Contract Years the successive calendar years thereafter.

1.1.11   "Effective Date" - means August 1, 2004,

1.1.12 "FDA" - means the United States Food and Drug Administration and any successor entity thereto.

1.1.13 "Force Majeure" - shall mean any significant, unexpected event which is beyond the reasonable control of either Party and for which such Party could not reasonably have been expected to have taken into account as of the Effective Date.

1.1.14 "Party" or "Parties" - means CELGENE or EOAI or both as the context may dictate.

1.1.15 "Producer Price Index" - shall mean the Producer Price Index for *** as published by the Office of National Statistics (ONS) United Kingdom.

1.1.16 "Product"- means compound in finished form suitable for use by the ultimate consumer, packaged and labeled for marketing.

1.1.17 "Purchase Order" - means a formal document issued by CELGENE containing a firm order for delivery of Bulk Compound.

1.2      In this Agreement -

1.2.1 "References" - unless the context otherwise requires, all references to a particular Clause, paragraph or Appendix shall be a reference to that Clause, paragraph or Appendix, in or

                                       2

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         to this Agreement as the same may be amended from time to time pursuant to this Agreement.

1.2.2 "Headings" - a table of contents and headings are inserted for convenience only and shall be ignored in construing this Agreement.

1.2.3 "Gender/Plurality" - unless the contrary intention appears, words importing the masculine gender shall include the feminine and VICE VERSA and words in the singular include the plural and VICE VERSA.

1.2.4    "Person"  - unless  the  contrary  intention  appears,  words  denoting persons shall Include any individual, partnership, company, corporation, joint venture, trust, association, organization or other entity, in each case whether or not having separate legal personality.

1.2.5 "Include" - reference to the words "include" or "including" are to be construed without limitation to the generality of the preceding words.

2        PURCHASE AND SALE

         CELGENE shall purchase from EOAI and EOAI shall sell to CELGENE the quantities of Bulk Compound ordered in accordance with Clause 4 hereof. EON shall not at any time during the Term (as defined in Section 7.1 herein) or during the two-year period thereafter, manufacture the
         Compound for any person or entity other than CELGENE or its designee(s), without the prior written consent of CELGENE. which shall not be unreasonably withheld.

3        PRICING

3.1      Price

         The Contract Price to be paid by CELGENE to EOAI for each (***Kg) Batch of Bulk Compound hereunder shall be as indicated below net of any applicable Taxes (as defined in 3.2 below):

                      *** (in words: US Dollars ***) per Kg

         The foregoing Contract Price shall be payable in United States Dollars and shall be adjusted at the end of each Contract Year for all Bulk Compound ordered during the ensuing Contract Year by a percentage equal to the percentage change in the Producer Price Index during the twelve
         (12) months preceding the change in the Contract Year.

         Any other adjustment to the Contract Price due to external factors such as raw material price changes can be implemented at any time through the agreement of both Parties.

                                       3

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

3.2      Taxes

         In the event that any national, federal, state, county, municipal or other governmental excise, sales, import, export, stamp or other tax, assessment, or other government-imposed charge (other than any tax imposed upon the Income of EOAI) (collectively, "Taxes") is levied, assessed or charged to EOAI on or for the sale, production or transportation of the Bulk Compound sold to CELGENE, the Contract Price shall be increased by an amount sufficient to cover such Taxes. Upon request by CELGENE, EOAI shall promptly provide CELGENE with evidence of payment of Taxes.

4        FORECASTS AND ORDERS

4.1      Initial Forecast

         Attached hereto as Appendix 2 is the current forecast of the quantity of Bulk Compound that CELGENE will require for the first twelve (12) months of the Term (the "Initial Strategic Forecast"). The Initial Strategic Forecast shall constitute a firm production order against which CELGENE shall Issue Purchase Orders. CELGENE may, at its discretion, issue Purchase Orders for quantities of Bulk Compound forecast for delivery after the first twelve (12) months of the Term. It is intended that the forecasts be used by EOAI to ensure appropriate and timely replenishment of stock.

4.2      Rolling Forecast

         On or about the first week of each January and July of each Contract Year, CELGENE shall confirm to EOAI, or update as necessary, the Initial Strategic Forecast (it being understood that the Initial Strategic Forecast constitutes a firm production order according to Clause 4.1) and each successive forecast subsequent thereto (each a "Semi-Annual Forecast") for the ensuing twelve-month period of the Term. The second six (6) months of each Semi-Annual Forecast shall constitute a firm production order against which CELGENE shall issue Purchase Orders.

4.3      Acceptance of Purchase Orders

         Subject to any adjustment that may be desirable to match manufacturing batch requirements and which shall be promptly notified to CELGENE, EOAI shall accept firm Purchase Orders placed by CELGENE pursuant to Clauses 4.1 and 4.2 above, within *** days of receipt, of such quantity up to *** percent (***%) of the then current firm production order. EOAI shall use commercially reasonable efforts, but shall not be obligated, to supply any quantities ordered by CELGENE in excess of the *** percent (***%) cap. Within *** days after EOAI receives CELGENE's firm Purchase Order for quantities of Bulk Compound in excess of such *** percent (***%) cap, EOAI shall notify CELGENE whether EOAI can supply the quantities and by what date.

                                       4

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

4.4      Purchase Orders

         CELGENE shall provide EOAI with Purchase Orders covering the firm production orders detailed in Causes 4.1 and 42 above not less than *** days after provision of the Initial Strategic Forecast and each Semi-Annual Forecast, as applicable. Each Purchase Order made by CELGENE shall be in writing and, in addition to any other terms or requirements that the Parties may specifically establish in writing for such Purchase Order, shall set forth the date by which the goods shall be available for collection (the "Delivery Date'). EOAI shall make available for collection each shipment of Bulk Compound on or before the Delivery Date; provided that it is understood and agreed by the Parties that EOAI shall not be obligated to make available Bulk Compound by the Delivery Date set forth in any Purchase Order, which Purchase Order is received by EOAI less than *** days prior to such Delivery Date. The Delivery Date in such case shall be deemed to be *** days after the date of receipt of the Purchase Order by EOAI.

4.5      Units to be Ordered and Minimum Order Quantity

         Purchase Orders will be expressed in terms of Batch multiples. The standard Batch size is *** kilograms, from which the actual Batch size may vary by plus or minus *** percent (***%).

4.6      Conflicting Terms and Conditions

         Except  as  otherwise  provided  in  this  Agreement,   the  terms  and
         conditions of this Agreement shall govern, notwithstanding any additional or inconsistent terms or conditions in CELGENE's form of Purchase Order or similar document or in EOAI's acknowledgement, invoice or similar document.

5        SHIPMENT, INVOICES, DELIVERY

5.1      Title and Risk of Loss

         Risk of loss for the Bulk Compound shall pass to CELGENE upon delivery FCA Abingdon Incoterms 2000. Title shall pass to CELGENE on full payment of the Contract Price to EOAI for the Bulk Compound.

5.2      Shipment

         EOAI shall, as agent for CELGENE, arrange for shipment of Bulk Compound covered by firm Purchase Orders from CELGENE pursuant to this Agreement to the destination advised by CELGENE accompanied by Certificates of Analysis for each Batch of Bulk Compound included in such shipment. CELGENE shall be responsible for obtaining any necessary import and export permits and the like for Bulk Compound. EOAI shall provide reasonable assistance to CELGENE in this respect. Where Bulk Compound available for shipment has not yet received quality control release, CELGENE reserves the right to require in writing that such shipment be made under quarantine.

                                       5

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         CELGENE shall provide EOAI with appropriate instructions for each shipment of Bulk Compound designating the destination, including full address details. Shipment shall not be made without specific authorization of CELGENE. EOAI shall, as agent for CELGENE, be responsible for arranging appropriate carriage and insurance and shall invoice CELGENE for such reasonable out-of-pocket expenses. CELGENE shall have its choice of carrier on this basis.

5.3      Invoices

         At the date the Bulk Compound is accepted by the carrier, as authorized by CELGENE pursuant to Clause 5.2 above, EOAI shall invoice CELGENE for the Contract Price for the total Bulk Compound shipped. In the event that Bulk Compound is stored at EOAI in accordance with the Agreement for Storage referenced in Clause 5.5 below, EOAI will invoice CELGENE upon placing the Bulk Compound into storage.

5.4      Addresses

         Unless otherwise notified to the sending party in writing:

         All Purchase Orders shall be sent to:        Evotec OAI Ltd
                                                      151 Milton Park
                                                      Abingdon, Oxon OX14 4SD
                                                      United Kingdom
                                                      Attn:  ***
                                                      Tel:  ***
                                                      Fax:  ***

         All shipments of Bulk Compound shall be sent to: to be informed

         All invoices shall be sent to:               Celgene Corporation
                                                      7 Powder Horn Drive
                                                      Warren
                                                      New Jersey 07059
                                                      United States of America
                                                      Attn:  ***
                                                      Tel:  ***
                                                      Fax:  ***

5.5      Storage

         Contemporaneously with the execution and delivery of this Agreement, the Parties hereto are executing and exchanging an Agreement for Storage in the form attached as Appendix 3 hereto.

                                       6

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

6        PAYMENTS

         Payment shall be due no later than *** days from the date of invoice. Late payments shall attract interest at an annual rate of *** percent (***%) above the base lending rate of Barclays Bank plc at of the date such payment becomes past due and as may be adjusted from time to time.

         Payment shall be made in *** by wire transfer to an account indicated by EOAI, the details of which shall be notified to CELGENE by EOAI from time to time.

7        TERM AND TERMINATION

7.1      Term

         Except as provided in Clauses 7.2 and 7.3 below, the term of this Agreement commences on the Effective Date and continues until the end of the *** Contract Year (the "Term").

7.2      Renewal Term

         The Term shall be automatically renewed for a period of *** upon the end of the *** Contract Year and upon the end of each renewal period unless either Party to this Agreement notifies the other in writing at least *** prior to the commencement of such renewal that such renewal shall not occur.

7.3      Early Termination

7.3.1 In addition to the provisions of Clauses 7.1 and 7.2 above, this Agreement may be terminated prior to the expiration of the Term:

         (a) by the non-breaching Party on *** written notice in the event of materiel breach, or breach of a material term, of this Agreement by the other Party which breach has not been remedied by such other Party within such *** period; or

         (b) by the non-defaulting Party on *** written notice (if reasonable steps toward cure have not been made during such time) if the other Party suspends payment of its debts or otherwise ceases or threatens to cease to carry on its business, becomes bankrupt or insolvent, goes into liquidation (except for the purposes of reconstruction or amalgamation), or compounds or enters into an arrangement with its creditors, or a receiver or manager of the other Party's business is appointed, or a petition is presented for the winding-up of the other Party.

7.3.2 Notwithstanding Clause 7.2 above, CELGENE shall have the right to terminate this Agreement for any reason upon *** prior written notice to EOAI.

7.3.3 Upon the early termination of this Agreement by Celgene for any reason, EOAI agrees to cooperate reasonably with CELGENE in good faith as may be reasonably necessary to

                                       7

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         facilitate the timely qualification of an alternative manufacturer for the Bulk Compound at Celgene's expense.

7.4      Effect of Termination

7.4.1    Survival of Liability

         Termination under Clauses 7.1, 7.2 or 7.3 above shall not relieve either Party of its liability for breach of its obligations pursuant to the terms and conditions of this Agreement incurred prior to such termination.

7.4.2    Stock

         In the event of early termination by CELGENE under Clause 7.3.2 above, CELGENE has the obligation to purchase from EOAI all usable stocks of Bulk Compound then on hand not exceeding the amount of the then current firm production order.

7.4.3 In case of early termination by EOAI under Clause 7.3.1 or by CELGENE pursuant to Clause 7.3.2 above, CELGENE shall be responsible to EOAI for all amounts for which EOAI is contractually obligated to its contractors that are not Affiliates provided such contracts relate solely to the production of Bulk Compound, and are not reasonably avoidable, and provided further that EOAI uses commercially reasonable efforts to mitigate same.

8        SUPPLY QUALITY AND SECURITY OF PRODUCT

8.1      Certificate of Analysis

         EOAI shall test or cause to be tested each lot of Bulk Compound according to the Compound Specifications pursuant to this Agreement before delivery, and a Certificate of Analysis shall set forth the items tested, specifications and test results for each lot delivered. EOAI shall send or cause to be sent such certificates to CELGENE and to CELGENE's designated subcontractor prior to shipment, together with the delivery of Bulk Compound. CELGENE is entitled to rely on such certificates for all purposes of this Agreement. Unless otherwise requested in writing by CELGENE, EOAI shall release the Bulk Compound to CELGENE or to CELGENE's designated subcontractor after testing against the Compound Specifications.

8.2      Good Manufacturing Practices Audits

         At CELGENE's request and upon fourteen (14) days prior notice to EOAI, EOAI shall arrange CELGENE or CELGENE's agents (bound by confidentiality obligations similar to those contained in its Agreement) access during reasonable business hours to those areas of EOAI's facilities where Bulk Compound is manufactured, analyzed, stored and handled and to manufacturing, analytical and quality records of Bulk Compound manufactured for CELGENE. Such visits shall be limited to two (2) times per year, other

                                       8

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         than in extenuating circumstances. The right to access contained in this Clause is exclusive of the rights discussed in the following paragraph.

         EOAI shall advise CELGENE immediately if an authorized agent of the FDA or any other governmental agency visits or announces plans to visit any of EOAI's manufacturing facilities concerning Bulk Compound. CELGENE shall be entitled, where practicable and relevant, to be present at any such inspection and, where notice of such inspection is available to satisfy itself prior to such inspection that reasonable best efforts are being made to ensure a satisfactory outcome of the inspection. EOAI shall furnish to CELGENE the report by such agency of such visit and the application of such report to Compound, if any, within forty-eight
         (48) hours of EOAI's receipt of such report.

8.3      Discrepant Test Results

         Notwithstanding Clause 8.1, on receipt of the Bulk Compound, CELGENE or its designated subcontractor or agent may conduct analytical testing within sixty (60) days of receipt of such Bulk Compound in accordance with Clause 8.4. In the event of a discrepancy between EOAI's test results and those of CELGENE or any of CELGENE's subcontractors or agents,  such  that  one  set  of  results  fall  within  the  Compound
         Specifications and the other results fall outside the Compound Specifications and in the event that such discrepant results cannot be resolved to both Parties' satisfaction, the Parties shall cause a recognized independent testing laboratory to perform comparative tests on samples of the allegedly defective Bulk Compound, provided that such independent laboratory is mutually agreeable to the Parties. The independent tester's results shall be final and binding. The costs of the testing shall be borne by EOAI where EOAI's test results were found by the independent tester to be erroneous and otherwise by CELGENE.

8.4      Defective Bulk Compound or Shortage of Supply

         CELGENE shall notify EOAI in writing of any claim relating to damaged, defective or non-conforming (with respect to this Agreement, the Compound Specifications, applicable regulations or the like) Bulk Compound or any shortage in quantity of any shipment of Bulk Compound within *** days of receipt of such Bulk Compound (it being understood that a *** day period is required for initial testing and standard quality assurance testing of the Bulk Compound), or, in the case of Bulk Compound having latent defects. which upon reasonable examination within such *** day period could not have been discovered, within *** days after discovery of such defect by CELGENE. The Parties agree that in extenuating and unusual circumstances, such *** day limit shall be extended to a reasonable time period under the circumstances. In the event of such rejection or storage, EOAI shall, unless otherwise agreed by the Parties or the cause of the rejection has been determined to be not the fault of EOAI in accordance with Clause 8.3 above, (i) use its commercially reasonably best efforts to replace the rejected or shortage of Bulk Compound without undue delay but in no case greater than the time quoted for the original manufacture and delivery, subject to the provisions of Clause 12 of this Agreement (force majeure) and raw material availability, at no extra cost to

                                       9

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         CELGENE, (ii) make arrangements with CELGENE for the return or destruction of any rejected Bulk Compound, all associated costs to be paid by EOAI, (iii) reimburse CELGENE for the shipping and related charges in respect of rejected Bulk Compound, and (iv) with respect to any shortage of Bulk Compound, bear the costs of shipping and insuring such Bulk Compound to the extent that such costs, together with the shipping and insurance costs of the original shipment, exceed the shipping and insurance costs that would have been incurred had there not been a shortage in the original shipment.

8.5      Compound Specifications; Cost of Changes

         Compound Specifications may be modified from time to time as required by applicable law or a regulation or regulatory authority, or otherwise by written agreement of the Parties and such amended form shall be attached hereto as a replacement for Appendix 1. The Parties agree that in the event that material changes to the Compound Specifications and/or EOAI's facility or processes are required by applicable law or regulation, the expense of such changes shall be handled as follows:

         (a) CELGENE shall be responsible for such out-of-pocket costs in the event that the required changes are specific and unique to EOAI's services related to CC-5013.

         (b) EOAI shall be responsible for such costs in all other events, which includes, without limitation, changes in regulations which affect EOAI's work with clients other than CELGENE.

         In addition, the change control provisions contained in 8.6 below shall apply.

8.6      Change Control

         Any change in relation to methods of manufacture, specifications, batch size and packaging or in any of the plants in which Bulk Compound is manufactured, packaged or stored, which reasonably could be deemed to require regulatory amendment under US and/or EU regulations, shall be subject to CELGENE's prior written approval which shall not be unreasonably withheld. The Parties will co-operate in ensuring any necessary regulatory amendments are obtained. No changes that require regulatory amendment shall be implemented until all necessary regulatory approvals have been obtained.

8.7      Shelf Life

         All Bulk Compound delivered shall have at least *** months remaining prior to its re-test date, as such date is determined by the Compound Specifications.

8.8      Equipment

         EOAI agrees that it currently possesses or will purchase and maintain, at its sole cost and expense unless otherwise agreed by the Parties, all equipment required to perform the services required of it under this Agreement. Any changes to be made to equipment shall be in compliance with the applicable regulatory authority's guidelines and requirements.

                                       10

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         No such changes shall be made by EOAI without the prior written consent of CELGENE, such consent not to be unreasonably withheld.

8.9      Facility.

         All manufacturing pursuant to this Agreement shall be performed at EOAI's manufacturing facility located at Unit 117 Milton Park, Abingdon, Oxon OX14 4SD, United Kingdom. Any changes to be made by EOAI with respect to manufacturing building, facilities and batch size shall be in compliance with the applicable regulatory authority's guidelines and requirements. No such changes shall be made by EOAI without the prior written consent of CELGENE, which shall not be unreasonably withheld.

8.10     Subcontracting.

         Except as otherwise expressly provided in this Agreement, EOAI shall not subcontract any manufacturing of Bulk Compound or its intermediates without the prior written consent of CELGENE.

         EOAI shall be allowed to subcontract analytical services (such as *** and ***) without prior consent of CELGENE provided that such subcontractors have been approved by CELGENE in writing for the specific services to be rendered by same and such subcontractors are bound by confidentiality and intellectual properly obligations no less strict than the use of this Agreement.

9        RECALLS

9.1      In the event that

         (a) any government authority issues a request, directive or order that the Product and/or Bulk Compound be recalled; or

         (b)      a court of competent jurisdiction orders such a recall; or

         (c) CELGENE reasonably determines after consultation with its subcontractors and/or EOAI that the Product and/or Bulk Compound should be recalled.

         CELGENE shall take all appropriate corrective actions, and EOAI shall provide reasonable assistance at CELGENE's request.

9.2 To the extent that any such recall is caused by EOAI's breach of any term of this Agreement including but not limited to a warranty set forth in Clause 10 or EOAI's breach of statutory duty or out of the negligence or intentional misconduct of EOAI, EOAI shall be responsible for the cost of the recall provided that EOAI shall not be responsible for the cost of any recall to the extent it is not caused by any such breach, but by an inherent problem associated with the Compound, the registered process and/or the Compound Specifications.

                                       11

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

9.3 For the purposes of this Agreement, the expenses of recall shall include, without limitation, the expenses of notification, refund and destruction or return of the recalled Product and/or Bulk Compound, where appropriate, and the Contract Price for the Bulk Compound recalled.

10       WARRANTIES

10.1     Title

         EOAI warrants to CELGENE that EOAI shall convey good title to the Bulk Compound.

10.2     Compliance   with  Applicable   Regulations   and  Good   Manufacturing
         Practices; Conformity with Specifications

10.2.1   EOAI warrants and covenants that:

         (a) its manufacturing facilities utilized for the manufacture of Bulk Compound comply and will comply throughout the Term with applicable regulations of the US and EU, including, without limitation, applicable cGMP;

         (b) the processes utilized for the manufacture of Bulk Compound are and will be throughout the Term in accordance with those contained in the registered marketing authorization;

         (c)      all  the  Bulk   Compound   will   conform  to  the   Compound
                  Specifications when delivered; and

         (d) the Bulk Compound shall have been manufactured in accordance with the registered process and applicable cGMP.

10.3     Insurance

         EOAI will maintain for the duration of its liabilities under this Agreement, product liability insurance of no less than *** pounds ((pound)***) cover, per calendar year, with a reputable insurer. Evidence of such cover and its renewal shall be provided to CELGENE annually in writing. In the event that at such policy is cancelled or not renewed for any reason, CELGENE shall be immediately notified in writing at least thirty (30) days prior to such cancellation or non-renewal.

11       INDEMNITY

11.1     EOAI Indemnity

         CELGENE shall defend, indemnify and hold harmless EOAI and its respective officers, directors and employees (the "EOAI Indemnified Parties") from and against any and all claims, suits, demands, actions, causes of action, liabilities, damages, costs and expenses (including, without limitation, court costs and reasonable attorneys' fees and expenses)

                                       12

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         incurred by the EOAI Indemnified Parties in connection with any third party claim to the extent arising out of or in connection with any Bulk Compound supplied to CELGENE by EOAI pursuant to this Agreement and/or any products manufactured using such Bulk Compound except to the extent such third party claim arises out of EOAI's breach of any term of this Agreement including but not limited to any warranties set forth in Clause 10 or the breach of statutory duty by any EOAI Indemnified Party(ies) or out of the negligence or intentional misconduct of any EOAI Indemnified Party(ies).

11.2     CELGENE's Indemnity

         EOAI shall defend, indemnify and hold harmless CELGENE and its respective officers, directors and employees (the "CELGENE Indemnified Parties") from and against any and all claims, suits, demands. actions, causes of action, liabilities, damages, costs and expenses (including, without limitation, court costs and reasonable attorneys' fees and expenses) incurred by the CELGENE Indemnified Parties in connection with any third party claim to the extent that such liability arises from EOAI's breach of any term of this Agreement including but not limited to any warranties set forth in Clause 10 or the breach of statutory duty by any EOAI Indemnified Party(ies) or out of the negligence or intentional misconduct of any EOAI Indemnified Party(ies).

11.3     Notice of Claim

         The indemnified Party shall:

         (a) advise the indemnifying Party in accordance with Clause 20 below of any claim or lawsuit, in writing, as soon as practicable, but not later than fourteen (14) days after the indemnified Party has received notice of said claim or lawsuit; and

         (b) assist the indemnifying Party and its representatives in the investigation and defense of any lawsuit and/or claim for which indemnification is provided, but allow the indemnifying Party to maintain control over the action.

         The failure to timely provide the notice under (a) above shall not relieve the indemnifying party of its obligations under this Clause 11 except to the extent that such failure substantially prejudices the defense of such third party claim. The indemnity provided in this Clause 11 shall not be valid as to any settlement of a claim or lawsuit or offer of settlement or compromise made without the prior written approval of the indemnifying Party.

11.4 The obligations of the Parties under this Clause 11 shall survive the expiration or termination of this Agreement.

12       FORCE MAJEURE

12.1     Force Majeure Events

                                       13

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         If a Party (the "Non-Performing Party) shall be unable to carry out any of its obligations under this Agreement due to Force Majeure, this Agreement shall remain in effect but the Non-Performing Party's relevant obligations and the relevant obligations of the other Party (the "Innocent Party") owed to the Non-Performing Party under this Agreement shall be suspended for a period equal to the circumstance of Force Majeure or three (3) months, whichever is the shorter, provided that

         (a) the suspension of performance is of no greater scope than is required by the Force Majeure;

         (b) the Non-Performing Party gives the Innocent Party prompt notice describing the circumstances of Force Majeure, including the nature of the occurrence and its expected duration, and continues to furnish regular reports with respect thereto during the period of Force Majeure;

         (c) the Non-Performing Party uses all reasonable efforts to remedy its inability to perform and to mitigate the effects of the circumstances of Force Majeure;

         (d) as soon as practicable after the event which constitutes Force Majeure the Parties shall discuss how best to continue their operations as far as possible in accordance with this Agreement and

         (e)      any  payment  obligations   relating  to  periods  of  excused
                  performance shall also be excused and any advance payments for periods of excused performance shall be refunded.

12.2     Consequences of Force Majeure

         Upon the occurrence of an event of Force Majeure, the Non-Performing Party shall promptly notify the Innocent Party in writing, setting forth the details of the occurrence, its expected duration and how the Non-Performing Party's performance is affected. The Non-Performing Party shall resume the performance of its obligations as soon as practicable after the Force Majeure event ceases. In the event that EOAI is unable to deliver all the Bulk Compound ordered by CELGENE for a particular period as a result of an event of Force Majeure, CELGENE may elect to forego the quantities ordered or it may elect to take delivery within a reasonable period of time after the Force Majeure event ceases.

13       PATENT INFRINGEMENT

13.1     CELGENE's Warranty and Indemnity

         CELGENE warrants that, to the best of its knowledge, the manufacture, use or sale of the Product and/or Bulk Compound does not infringe or misappropriate any patent or other proprietary rights of any third party. CELGENE shall defend, indemnify and hold EOAI harmless against any judgment, damage, liability, loss, cost or other expense, including reasonable legal fees, to the extent resulting from any breach of this warranty.

                                       14

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

13.2     Co-operation and Consultation

         Each Party shall give the other Party prompt notice of any threatened or pending claim or proceeding against either or both Parties relating to a claim of infringement described In Clause 13.1 above. In the event of such notice and at the request of either Party, CELGENE shall assume control as stated in Clause 13.3 below, but agrees to consult with EOAI regarding how to proceed with respect to such claim or proceeding.

13.3     Defense by CELGENE

         CELGENE shall assume full control of the defense of such claim or proceeding described in Clause 11.1 above.

14       CONFIDENTIALITY AND INTELLECTUAL PROPERTY

14.1 During the Term of this Agreement and for a period of ten (10) years thereafter, neither Party shall disclose Confidential Information received from the other Party (the "Disclosing Party") hereunder without the Disclosing Party's prior written consent, or use or permit to be used the Disclosing Party's Confidential Information for any other purpose than the performance of its obligations or rights under this Agreement. Each Party shall procure that all employees and other persons having access to any Confidential Information are informed of its secret and confidential nature and to the extent reasonably practicable are subject to written obligations similar to those of the Parties in this Clause 14.

14.2 No public announcement or other disclosure to third parties concerning the structure and financial terms of this Agreement shall be made either directly or indirectly by any Party to this Agreement except as may be legally required without first obtaining the approval of the other Party and agreement upon the nature and text of such announcement or disclosure which approval and agreement shall not be unreasonably delayed or withheld, provided that in the case of any disclosure required by either Party's investment bankers, lawyers, accountants and other professional advisors, such Party shall not need to seek the other Party's prior approval, provided that such disclosure is made under terms of strict confidentiality and the detail of terms disclosed shall be kept to the minimum required by such investment bankers or other professional advisers.

         In all circumstances, including where disclosure is legally required, the Party desiring to make any such public announcement or other disclosure shall inform the other Party of the proposed announcement or disclosure in, so far as practicable, reasonably sufficient time prior to public release and shall provide the other Party with a written copy thereof in order to allow such other Party to comment upon such announcements or disclosure.

         Each Party shall co-operate fully with the other with respect to all disclosures regarding this Agreement to the US Securities Exchange Commission, the Frankfurt Stock Exchange and any other governmental or regulatory agencies including requests for confidential treatment of information of other Party included in any such disclosure.

                                       15

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

14.3 Neither during the Term of this Agreement, nor for a period of *** years thereafter, shall EOAI submit for written or oral publication any manuscript, abstract or the like which includes data or other information generated in the course of this Agreement or otherwise provided by either Party and relating to the Compound or Product without first obtaining the prior written consent of CELGENE, which consent shall not be unreasonably withheld or delayed. Wherever reasonably possible, the contribution of each Party shall be noted in all publications and presentations by acknowledgement or co-authorship, whichever is appropriate.

14.4 The obligations of confidentiality referred to in this Clause 14 shall not extend to any information which:

         (a) is or shall be generally available to the public otherwise than by reason of breach by the Party to whom such information was disclosed ("the Recipient Party") of the provisions of this Clause 14;

         (b) is known to the Recipient Party and is at its free disposal prior to its receipt from the Disclosing Party as demonstrated by the written records of the Recipient Party. Should the Disclosing Party reasonably believe that the Recipient Party is planning to disclose Confidential Information of the Disclosing Party, then the Disclosing Party may, by written request, ask the Recipient Party to provide copies of its written records which demonstrate the Recipient Party's prior knowledge of such information. The Recipient Party shall provide such written demonstration within forty (40) Business Days after the Disclosing Party's written request. If the Recipient Party does not provide such written evidence or if the Parties disagree as to whether such written evidence establishes the Recipient Party's prior knowledge of such information, then the Recipient Party shall not make such planned disclosure unless and until such time as a neutral party has ruled with respect to this Issue in Recipient Party's favor. The Parties shall promptly appoint a neutral party to determine whether or not such information is the Confidential Information of the Disclosing Party;

         (c) is independently developed by or for the Recipient Party without reference to, and by employees having no knowledge of, the Confidential Information of the Disclosing Party, as referenced by written records, provided that conclusive evidence of such knowledge is furnished by the Recipient Party to the Disclosing Party within twenty-eight (28) days of receipt of demand for such proof;

         (d) is subsequently disclosed to the Recipient Party without obligation of confidence by a third party owing no such obligations in respect thereof;

         (e) is required by law to be disclosed, provided that the provisions of Clause 14.6 are followed; or

                                       16

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         (f) is required to be disclosed to any regulatory authority when applying for a license to conduct clinical or other trials or studies or for regulatory, marketing or pricing approval.

14.5 The obligations of the Parties under this Clause 14 shall survive the expiration or termination of this Agreement.

14.6 Each Party shall immediately notify the other Party of receipt of any process. subpoena, or demand by any governmental authority or any other person requiring production of Confidential Information of the other Party and shall, within five (5) Business Days after receipt, provide the other Party with a copy of such process, subpoena, or demand and, as available, all materials and facts relating and responsive thereto. The Party whose Confidential Information is the subject of such process, subpoena, or demand shall have the right to take any legal action to prevent disclosure of its Confidential Information. The Party in receipt of such demand for disclosure shall reasonably assist the first Party in attempting to limit such disclosure.

14.7 EOAI agrees that any and all right, title and interest in and to any patentable and/or copyrightable material, notes, data, results, records, inventions, improvements, developments, discoveries and trade secrets made, conceived, reduced to practice, or discovered in the performance of this Agreement that consists of or relates to the Compound or the Product, the use, manufacture or formulation thereof, or any other material, product or process belonging to CELGENE or its licensors, or to any improvement(s), enhancement(s) or refinements of any of same, shall be the sole property of CELGENE ("CELGENE Inventions"). EOAI further agrees to assign (or cause to be assigned) and does hereby assign fully to CELGENE all such CELGENE Inventions and any patents, copyrights or other intellectual property rights relating thereto. In addition, to the extent allowed by law, any CELGENE Inventions which constitute copyrightable subject matter shall be considered "works made for hire" as that term is defined in the United States Copyright Act. All CELGENE Inventions and any information with respect thereto shall be deemed CELGENE's Confidential Information subject to the confidentiality provisions set forth in this Agreement. EOAI shall disclose all CELGENE Inventions to CELGENE promptly after EOAI becomes aware of the making, conception, reduction to practice or discovery of same. CELGENE shall grant to EOAI an irrevocable, perpetual, non-exclusive, royalty-free license to practice the CELGENE Inventions only in connection with the development or manufacturing of products other than (i) the Compound, (ii) any specific intermediates in the synthesis route of the Compound, and (iii) diastereoisomers of the Compound. The foregoing license grant shall include the right to sublicense solely to those of EOAI's customers that have purchased development or manufacturing services from EOAI and have a bona fide need to practice the CELGENE Inventions in connection therewith, in each case subject to CELGENE's prior written consent, not to be unreasonably withheld.

14.8 Upon the expiration or termination of this Agreement, or upon CELGENE's earlier request, EOAI shall deliver to CELGENE all of CELGENE's property relating to, and all tangible embodiments of, CELGENE Inventions in EOAI's possession or control.

                                       17

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

14.9 EOAI agrees to assist CELGENE, or CELGENE's designee, at CELGENE's expense, to obtain and from time to time enforce and defend CELGENE's rights in the CELGENE Inventions and any copyrights, patents or other intellectual property rights relating thereto in any and all countries, and to execute all documents reasonably necessary for CELGENE to do so.

14.10 EOAI agrees that if CELGENE is unable using commercially reasonable efforts, because of EOAI's unavailability (only for the specific act to be performed), dissolution, or refusal, to secure EOAI's signature to apply for or to pursue any application for any United States of America or foreign patents or copyright registrations covering the CELGENE Inventions assigned to CELGENE as provided herein, then EOAI hereby irrevocably designates and appoints CELGENE and CELGENE's duly authorized officers and agents as EOAI's agent and attorney-in-fact, to act for and in EOAI's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents and copyright registrations thereon with the same legal force and effect as if executed by EOAI.

14.11 EOAI represents and warrants that each employee of EOAI, and each independent contractor of EOAI, if any, performing any work under this Agreement has executed an agreement with EOAI containing provisions in CELGENE's favor substantially similar to Clause 14.7 through 14.10 above, including, without limitation, an obligation to assign any and all CELGENE Inventions to EOAI or CELGENE.

15       ASSIGNMENT

         Save as otherwise provided in this Agreement, neither Party may assign, transfer, charge or in any other manner make over to any third party the benefit and/or burden of this Agreement or encumber this Agreement in any way, unless that other Party has consented in writing to the change, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing. CELGENE may assign this Agreement to an Affiliate, or in connection with a merger or sale of all or substantially all its assets, or a sale, license or other disposition of CELGENE's business related to the Compound, without the prior consent of EOAI, provided that the assignee agrees to abide by this Agreement.

16       GOVERNING LAW

         The validity, construction and performance of this Agreement shall be governed by the laws of the State of New York, USA, without giving effect to the principles of conflicts of law thereof. In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach thereof, the parties hereto will try to settle their differences amicably by themselves. Any such controversy or claim which the parties hereto are unable to resolve shall initially be submitted for review and resolution by the chief executive officers of the parties hereto. Any action, suit or other proceeding initiated by either party hereto under or in connection with this Agreement shall be brought only in any Federal or state court in the State of New York having jurisdiction over the subject matter thereof, as the party hereto bringing such action, suit or

                                       18

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         proceeding shall elect. The parties hereto submit themselves to the jurisdiction of any such court and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it pursuant to this Agreement.

17       WAIVER

         Neither Party shall be deemed to have waived any of its rights or remedies whatsoever unless such waiver is made in writing and signed by a duly authorized representative of that Party. In particular, no delay or failure of either Party in exercising or enforcing any of its rights or remedies whatsoever shall operate as a waiver thereof or so as to preclude or impair the exercise or enforcement thereof nor shall any partial exercise or enforcement of any such right or remedy by either Party preclude or impair any other exercise or enforcement thereof by such Party.

18       SEVERANCE OF TERMS

18.1 If the whole or any part of this Agreement is or shall become to be declared illegal, invalid or unenforceable in any jurisdiction for any reason whatsoever (including both by reason of the provision of any legislation and also by reason of any decision of any court of competent authority either having jurisdiction over this Agreement or having jurisdiction over either of the Parties to this Agreement):

18.1.1 In the case of the illegality, validity or unenforceability of the whole of this Agreement, it shall terminate in relation to the jurisdiction in question; or

18.1.2 In the case of the illegality, invalidity or unenforceability of part of this Agreement, such part shall be severed from the Agreement, or modified to the extent required to allow enforceability, in the jurisdiction in question, and such illegality, invalidity or unenforceability shall not in any way whatsoever prejudice or affect the remaining parts of this Agreement which shall continue in full force and effect provided always that if in the reasonable opinion of either Party any such severance materially affects the commercial basis of this Agreement, such Party shall notify the other Party, whereby the Parties shall meet and in good faith try to replace the part of the Agreement so held illegal, invalid or unenforceable.

19       ENTIRE AGREEMENT/VARIATIONS

19.1 This Agreement between the Parties constitutes the entire agreement and understanding between the Parties in relation to the commercial supply of Bulk Compound and supersedes all prior oral or written understandings, arrangements, representations or agreements between them relating to this subject matter.

19.2 No variation, amendment, modification or supplement to this Agreement shall be valid unless made in writing in the English language and signed by a duly authorized representative of each Party.

                                       19

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and filed separately with the Securities and Exchange Commission.

20       NOTICES

20.1 Save as otherwise expressly provided in this Agreement any notice or other communication to be given by any person to any other person pursuant to this Agreement shall be in writing and in the English language and shall be delivered by hand or sent by first class prepaid post or facsimile, and shall be addressed to the recipient and sent to the address or facsimile number of the recipient set out below, marked for the attention of the representative set out below or to such other address and/or facsimile number or marked for such other attention as such recipient may from time to time specify by notice given in accordance with this Clause 20 to the Party giving the relevant notice or other communication to it and shall be deemed to have been received:

20.1.1   In the case of delivery by hand, when delivered; or

20.1.2 In the case of first class prepaid post, on the fifth (5th) day following the day of posting; or

20.1.3 In the case of facsimile, on acknowledgement by the recipient facsimile receiving equipment on a Business Day provided that such acknowledgement occurs before 17:00 hours local time of the recipient on the Business Day of acknowledgement and in any other case on the Business Day next following having the Business Day of acknowledgement.

CELGENE:              Celgene Corporation
                      7 Powder Horn Drive
                      Warren, New Jersey 07059
                      United States of America
                      Attention:  ***
                      Tel:   ***
                      Fax:   ***

EOAI:                 Evotec OAI Limited
                      151 Milton Park
                      Abingdon
                      Oxfordshire OX14 4SD
                      United Kingdom
                      Attention:  ***
                      Tel:   ***
                      Fax:   ***

21       COUNTERPARTS

         This Agreement may be executed in two counterparts and by the different Parties hereof by separate counterparts, each of which when so executed shall be an original, and both of which shall constitute one and the same instrument. Complete sets of counterparts shall be lodged with each Party.

                                       20

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and filed separately with the Securities and Exchange Commission.

22       REGISTRATION

         Either Party shall have the right at any time where commercially or legally necessary or desirable to record, register or otherwise notify this Agreement to appropriate governmental or regulatory offices having first given thirty (30) days' written notice to the other Party of its intention so to do. The Party seeking to record, register or otherwise notify this Agreement shall give due consideration to any comments or reasonable request made by the other Party in relation to such recording, registering or notifying. The other Party shall provide reasonable assistance in affecting such recording, registering or notifying.

23       INDEPENDENT CONTRACTORS

         None of the provisions of this Agreement shall be deemed to constitute a partnership or joint venture between the Parties and none of them shall have any authority to bind the others in any way except as provided in this Agreement.

24       COSTS

         Each Party shall bear its own legal costs, legal fees and other expenses incurred in the preparation and execution of this Agreement.

                            [Signature Page Follows]

                                       21

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF the Parties have executed this document as an Agreement the date and year first above written.



For and on behalf of                                         )  /s/ ***
                                                                ----------------
CELGENE CORPORATION                                          )
                                                             )
                                                                ----------------
Legal
Dept ***

For and or behalf of                                         )  /s/ ***
                                                                ----------------
EVOTEC OAI LIMITED                                           )  ***
                                                                ----------------
                                                                ***

                                       22

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

                        AMENDMENT TO THE SUPPLY AGREEMENT

         This Amendment, effective October 25, 2004, is an amendment to the Supply Agreement effective October __, 2004 (the "Agreement") between Celgene, Inc., having an address at 7 Powder Horn Drive, Warren NJ 07059, USA (hereinafter "Celgene") and Evotec OAI Ltd., having an address at 151 Milton Park, Abingdon, Oxfordshire OX14 4SD, UK (hereinafter "EOAI").

         WHEREAS, Celgene and EOAI wish to revise the per kilogram price in clause 3.1 of the Agreement as a result of the introduction of an additional water slurry to guarantee the Polymorph ***.

         The revised price per kilogram for a batch size of *** kilograms (***Kg) shall be ***.

         In all other respects, the Agreement shall remain in full force and effect, unless further amended by written agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective the day and year first above-written.

         Celgene, Inc.

         By.       ***
            ------------------------------------

         Name:     ***
              ----------------------------------

         Title:    ***
               ---------------------------------

         Evotec OAI, Ltd.

         By.       ***
            ------------------------------------

         Name:     ***
              ----------------------------------

         Title:    ***
               ---------------------------------


*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.